UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019
First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
401 Charmany Drive
Madison, Wisconsin 53719
(Address of principal executive offices) (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2019, the shareholders of First Business Financial Services, Inc. (the “Company”) approved the First Business Financial Services, Inc. 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”).
Under the 2019 Equity Incentive Plan, the Company may issue up to a total of 185,000 shares of the Company’s common stock, par value $0.01 per share, plus that number of shares remaining available under the First Business Financial Services, Inc. 2012 Equity Incentive Plan (“Prior Plan”) as well as the amount of shares that are covered by existing awards under the Prior Plan that otherwise would become available for reuse under the Prior Plan due to forfeiture, expiration, cancellation or the like. The 2019 Equity Incentive Plan authorizes the granting to eligible participants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent units or other cash-based equity-based awards.
The 2019 Equity Incentive Plan will be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), or others as designated by the Board or the Committee (the “Administrator”). In the event that the Committee is not in existence, the functions of the Committee will be exercised by the Board. All employees and directors of the Company, its subsidiaries and affiliates are eligible to be granted awards by the Administrator under the 2019 Equity Incentive Plan.
The foregoing description of the 2019 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 2, 2019, First Business Financial Services, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) to: (1) elect four Class III directors to hold office until the 2022 annual meeting of shareholders and until their successors are duly elected and qualified; (2) act upon a proposal to approve the First Business Financial Services, Inc. 2019 Equity Incentive Plan; (3) approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers; (4) approve, in a non-binding, advisory vote, the frequency with which shareholders will vote on future say-on-pay proposals; and (5) ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.
Of the aggregate 8,778,859 shares of the Company’s common stock issued and outstanding as of the close of business on the record date, March 4, 2019, 7,262,601 shares or 83% were represented in person or by proxy at the Annual Meeting.
At the Annual Meeting, the Company’s shareholders voted as follows:

(1)	Election of the below-named nominees to the Board of Directors of the Company (the “Board”):

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jan A. Eddy	6,138,389	199,008	925,204
W. Kent Lorenz	6,137,594	199,803	925,204
Timothy J. Keane	6,137,694	199,703	925,204
Carol P. Sanders	6,143,870	193,527	925,204

The four nominees listed above were elected by a plurality to serve on the Board. Further, each nominee received in excess of 96% of the shares voted in favor of their election.

(2)	Approval of the First Business Financial Services, Inc. 2019 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,964,356	258,548	114,493	925,204

This matter was approved by shareholders with 94% of shares voted cast in favor of the proposal.

(3)	Approval in a non-binding, advisory vote, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,817,475	242,304	277,618	925,204

This matter was approved by shareholders with 92% of shares voted cast in favor of the proposal.

(4)	Recommendation in a non-binding, advisory vote, of the frequency of future say-on-pay proposals.

Every Year	Every Two Years	Every Three Years	Votes Withheld	Broker Non-Votes
5,519,286	109,786	446,530	261,795	925,204

The "Every Year" frequency received a plurality of 87% of the votes cast on this proposal and accordingly is recognized as the recommendation of the shareholders. Based upon these results, and consistent with the Board's recommendation, the Board has determined that the Company's shareholders will vote on a non-binding, advisory proposal to approve the compensation of the Company's named executive officers every year until the next required vote on the frequency of such proposals.

(5)	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,143,217	24,511	94,873	0

This matter was approved by shareholders with 98% of shares voted cast in favor of the proposal.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)
First Business Financial Services, Inc. 2019 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on March 15, 2019 (File No. 001-34095)).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: May 3, 2019	By: /s/ Barbara Conley Barbara Conley General Counsel